Filed pursuant to Rule 424(b)(5)

Registration No. 333-259260

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 10, 2021)

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

Up to $10,000,000 of Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to Ten Million Dollars ($10,000,000) in shares of the common stock of Artificial Intelligence Technology Solutions Inc., a Nevada corporation (“AITX” or the “Company”) to GHS Investments LLC (“GHS” or the “Investor”). The issuance and sale to GHS will occur under a purchase agreement entered into on December 5, 2022 (the “GHS Purchase Agreement”). GHS may be considered an underwriter of this offering under the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. This prospectus supplement is issued as part of the Company’s registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission (“SEC”) on September 10, 2021.

The shares being offered are shares of our common stock that we may sell from time to time over a twenty-four (24) month period ending December 5, 2024, at our sole discretion, to GHS under the GHS Purchase Agreement. See “The Offering” on page S-5 of this prospectus supplement and “Purchase Agreement with GHS” on page S-5 of this prospectus supplement.

Our Common Stock is currently quoted on the OTC Markets Pink under the symbol “AITX.” On November 29, 2022, the closing price as reported was $0.01 per share.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGES 5 - 13 OF THE ACCOMPANYING PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD ALSO REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 28, 2022, OUR QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MAY 31, 2022 AND AUGUST 31, 2022, AND IN OUR PERIODIC AND CURRENT REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT. YOU SHOULD READ THE ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our independent registered public accounting firm has included a “going concern” paragraph in the notes to our consolidated financial statements.

The date of this Prospectus Supplement is December 6, 2022

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference in this prospectus supplement or accompanying prospectus (as described below under the heading “Incorporation of Certain Documents by Reference”), any related free writing prospectus and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus are part of an effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference into the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement and accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and the other information to which we refer you. Neither we nor any underwriter, broker-dealer, agent or other person have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company” and “AITX” refer to Artificial Intelligence Technology Solutions Inc, and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative of or other variation on these words or comparable terminology.

S-1

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus supplement and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth in the section entitled “Risk Factors” in the accompanying prospectus and in “Risk Factors” section below.

Some of the factors that could cause actual results to differ from our expectations are:

●	the early state of the Company’s development;

●	the Company’s ability to continue as a going concern;

●	the Company’s ability to compete in an unproven market;

●	resistance by potential customers to new technologies;

●	performance issues with the Company’s products;

●	uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies;

●	reliance on key personnel;

●	introduction of competing products by other companies;

●	inflation and other changes in economic conditions, including changes in the financial markets;

●	security breaches and other system disruptions;

●	legislative and regulatory developments, especially in the gathering and use of information about private citizens;

●	weather conditions and natural disasters (including, but not limited to, the severity and frequency of storms, hurricanes, tornados and hail); and

●	acts of war and terrorist activities, among other man-made disasters.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus supplement and in the information incorporated by reference are made only as of the date of this prospectus supplement. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake and specifically decline any obligation to update or revise any forward-looking statements in this prospectus supplement after we distribute this prospectus supplement, or publicly announce the results of any revisions to any such statements to reflect future events or developments, whether as a result of any new information, future events or otherwise.

S-2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties discussed in the “Risk Factors” section that is found at pages 5 - 13 of the accompanying prospectus and the risk factors described below before deciding whether to purchase any common stock being offered under this prospectus supplement. Each of the risk factors described in this prospectus supplement or in the accompanying prospectus could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in the common stock. The occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, and results of operations. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our business is at an early stage, and we have not yet generated any profits.

RAD I, the Company’s primary operating subsidiary, was formed and made its first sale in 2016. Accordingly, the Company has a limited operating history upon which to evaluate its performance and prospects. Our current and proposed operations are subject to all the business risks associated with young enterprises. These include likely fluctuations in operating results as the Company makes significant investments in research, development and product opportunities, and reacts to developments in its market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate enough revenue to be profitable in the next three years or at all, which could lead to a loss of part or all of an investment in the Company.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements incorporated by reference into the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Due to his ownership of Series E Preferred Stock, our Chief Executive Officer has voting rights equal to 66-2/3% of the voting rights held by all of the outstanding capital stock of the Company, giving him substantial control over the Company’s business and affairs and creating actual or potential conflicts of interests between his interests and the interests of the shareholders.

The Chief Executive Officer of the Company holds 3,350,000 shares of Series E Preferred Stock. Because the Series E Preferred Stock has voting rights equal to 66-2/3 % of the voting rights held by all of the outstanding capital stock of the Company, he has voting control of the Company, allowing him to exercise substantial control over the Company’s business and affairs. Moreover, his ownership of the Series E Preferred Stock creates the potential for conflicts of interest between his interests and the interests of the shareholders.

The Chief Executive Officer’s ownership of Series F Preferred Stock permits him to convert the Series F Preferred Shares into a multiple of shares of common stock. Any such conversion of his Series F Preferred Shares would cause substantial dilution of the shares of common stock held by the Company’s common stock shareholders.

The Chief Executive Officer owns 2,450 shares of Series F Preferred Stock. The Series F Preferred Stock is convertible at the option of the holder into a multiple of the then-outstanding shares of common stock. The Chief Executive Officer’s conversion of shares of Series F Preferred Stock into common stock would substantially dilute the outstanding shares of common stock held by the common stock shareholders.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended February 28, 2022, before deciding to invest in our common stock.

The Company

Artificial Intelligence Technology Solutions Inc. or AITX is a Nevada corporation that, through its three subsidiaries, focuses on applying advanced artificial intelligence (AI)-driven technologies, paired with multi-use hardware and supported by custom software and cloud services, to intelligently automate and integrate a variety of high-frequency security, concierge, and operational tasks.

Recent Developments

As of December 5, 2022, RAD I, AITX’s primary operating subsidiary, has approximately 280 units deployed and approximately 150 units on backorder. In addition, RAD I forecasts a high probability that it will receive additional unit orders totalling approximately between 250 and 500 units over the next six months. RAD I further projects that it will receive orders for between 350 and 800 devices over the next twelve months. RAD I currently has more than 80 paying customers. Over 65% of RAD I’s paying customers have either expanded their systems with at least one reorder or are expected to expand their systems with at least one reorder within the next 12 months.

At least five of RAD I’s clients are Top 25 Global corporations by revenue. One of the three companies has completed several reorders with one recent reorder yet to be fulfilled. Moreover, RAD I has over 50 dealers that present RAD I solutions to their end user customers.

RAD I has more than 25 trademarks, product names and slogans either approved by or under review at the United States Patent and Trademark Office (USPTO) and anticipates making over 50 provisional patent and design trademark applications by the end of December 2022.

Although RAD I’s sales cycle currently averages from 6 – 18 months, we are using a variety of methods to shorten this sales cycle. RAD I launched its “3.x” device lineup in October 2021 and is working on shortening the sales cycle to allow quicker conversions to sales and revenue.

RAD I currently has 85 employees spread over seven departments (sales, marketing, hardware development, software development, production, client services, and administration) and has authorized hiring up to an additional 100 employees to join its team. Our additional employees will be added to our research and development teams, joining our current 50 software developers and degreed engineers.

Significant system and device performance improvements over the last 12 months include the following:

●	Strengthening and maximizing the efficiencies of the Company’s functional teams;
●	Significantly improving speeds in backend and AI analytics processing;
●	Developing and launching “RIO™”—the “ROSA Independent Observatory”, RAD I’s first solar-powered portable security trailer;
●	Announcing and developing “RADDOG™”—the security industry’s first purpose-built quadruped robot dog that operates on RAD I’s software platform for autonomous navigation and security interventions;
●	Completing and releasing ROSA™3.1 and receiving more than 500 device plastic shells produced via injection molding, part of the 1000+ shell and shipping packaging order for production and inventory;
●	Introducing AITX’s subsidiary RAD-G’s launch into OEM markets;
●	Completing AVA3.0—”Autonomous Verified Access” and receiving more than 40 device shells for AVA3.0 using a cast production method;
●	Achieving compliance with SOC2 compliance and significantly improving cyber and electrical systems security and safety;
●	Deploying SSO (Single Sign-On) technology, streamlining the process for logging into RAD’s software suite;
●	Significantly expanding RAD I’s dealer network to more than 50 dealers, covering North America, Europe and the United Kingdom;
●	Significantly strengthening our relationship with key dealers and corporate end-users;
●	Identifying multiple patent applications; and
●	Making other significant improvements that strengthen the Company’s technology and ability to produce and deliver units at scale.

S-4

THE OFFERING

The common stock offered by us:	Up to ten million dollars ($10,000,000)in shares of common stock.

Common stock outstanding before this offering:	5,248,415,892 shares (1)

Risk Factors:	Investing in our common stock involves certain risks. See “Risk Factors” on page S-3 of this prospectus supplement and on pages 5 - 13 of the accompanying prospectus.

Use of Proceeds:	Proceeds will be used as described in the “Use of Proceeds” section of this prospectus supplement.

(1)	As of December 2, 2022.

PURCHASE AGREEMENT WITH GHS

On December 5, 2022, we entered into the GHS Purchase Agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS” or the “Investor”) under which the Company may require GHS to purchase a maximum of ten million dollars ($10,000,000) in shares of common stock (“GHS Purchase Shares”) over a two-year term that ends on December 5, 2024. Most of the provisions of the GHS Purchase Agreement are similar to those found in the stock purchase agreement that the Company entered into with GHS on September 15, 2021 (the “Initial GHS Purchase Agreement”).

Purchases under the GHS Purchase Agreement

The GHS Purchase Agreement provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, the Company has the right from time to time during the term of the agreement, in its sole discretion, to deliver to GHS on a specified day (the “Purchase Date”) a purchase notice (a “Purchase Notice”) directing GHS to purchase (each, a “GHS Purchase”) a specified number of GHS Purchase Shares (a “Purchase Amount”) at the applicable purchase price (the “GHS Purchase Price”). A GHS Purchase will be made in a minimum amount of Ten Thousand Dollars ($10,000) and up to a maximum dollar amount of three million dollars ($3,000,000).

The GHS Purchase Price per share of common stock will be set at ninety percent (90%) of the lowest volume weighted average price for the common stock during the five (5) consecutive trading days immediately before the date of a Purchase Notice (the “Valuation Period’). On the first trading day after the last day of the relevant Valuation Period, the Company will cause to be delivered to GHS that number of shares of common stock that equal one hundred twelve and one-half percent (112.5%) of the aggregate Purchase Amount specified in the Purchase Notice divided by the GHS Purchase Price per share.

S-5

If the issuance of the GHS Purchase Shares as the result of a Purchase Notice would cause the number of the Company’s authorized shares of common stock to exceed six billion (6,000,000,000) shares, the issuance of those shares would be delayed to allow the Company to amend its Articles of Incorporation, increasing the number of authorized shares. The GHS Purchase Shares would be immediately issued following the effective date of any such amendment.

The GHS Purchase Agreement prohibits the Company from directing GHS to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by GHS and its affiliates, would result in GHS and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock.

There are no trading volume requirements or restrictions under the GHS Purchase Agreement. We will control the timing and amount of any sales of our common stock to GHS.

Subsequent Financings

Under the GHS Purchase Agreement, until such time as GHS no longer holds any Company securities, if the Company issues common stock for cash consideration, indebtedness or a combination of units of common stock and indebtedness (a “Subsequent Financing”), GHS has the right, in its sole discretion, to exchange (in lieu of conversion) some or all of the Company securities then held by it for any securities or units issued in the Subsequent Financing on a $1.00 for $1.00 basis. Moreover, if a Subsequent Financing includes any contractual provisions or side letters providing terms more favorable to those investors than the terms set forth in the GHS Purchase Agreement, the Company must notify GHS of the more favorable terms and, at the option of GHS, GHS may become part of the Subsequent Financing transaction documents. The types of terms that may be more favorable to an investor in a Subsequent Financing include, but are not limited to, terms addressing stock sale price, price per share, and warrant coverage.

Until December 5, 2023, if there is a Subsequent Financing, GHS has the right to participate up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and prices provided in the Subsequent Financing. The Company will deliver a notice of the planned Subsequent Financing to GHS at least five (5) trading days before the closing date of the Subsequent Financing. The notice will ask GHS if it wishes to review the details of the Subsequent Financing. Then, only if GHS so requests, the Company will deliver a financing notice to GHS that describes in reasonable detail the terms of the Subsequent Financing, the amount of proceeds being raised, and the identify of the person(s) through or with whom the Subsequent Financing is proposed to be effected. The financing notice to GHS will also include a term sheet for the Subsequent Financing.

Events of Default

Events of default under the GHS Purchase Agreement include the following:

●	the effectiveness of the registration statement registering the resale of the GHS Purchase Shares lapses for any reason;

●	the common stock is suspended from trading on the OTC Pink for a period of two consecutive trading days, during which time the Company may not direct GHS to purchase any shares during that time;

●	the common stock is delisted from the OTC Pink provided, however, that the common stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

S-6

●	the failure for any reason by the Company or its transfer agent to issue GHS Purchase Shares to GHS within three (3) business days after the date on which GHS was entitled to receive the shares;

●	the Company breaches any representation, warranty, covenant or other term or condition under the GHS Purchase Agreement, its Schedules, or any related document if the breach could have a material adverse effect and except, in the case of a breach of a covenant that is reasonably curable, only if the breach continues for a period of at least five (5) Business Days;

●	any person or entity commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law;

●	the Company, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as they become due;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

●	if at any time the Company is not eligible to transfer its common stock electronically as DWAC Eligible.

So long as an Event of Default has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice.

The preceding summary of the GHS Purchase Agreement is qualified in its entirety by reference to the full text of the GHS Purchase Agreement, which is incorporated by reference into this prospectus supplement.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company is issuing up to ten million dollars ($10,000,000) in shares of its common stock in this offering.

The Company’s Articles of Incorporation, as amended, authorizes us to issue up to 6,000,000,000 shares of common stock, $0.00001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. There is only one class of common stock. There are three classes of preferred stock. See “—Preferred Stock,” below. Our board of directors may establish the rights and preferences of additional series of preferred stock from time to time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764, Phone: (303) 662-1112.

Common Stock

Rights of Shareholders

All shares of common stock offered by the Company will be fully paid and nonassessable upon issuance. Holders of our common stock are entitled to one vote per share of common stock on all matters submitted to a vote of shareholders. They do not have cumulative voting rights. Electing a director requires a plurality of the votes cast by shareholders that are entitled to vote in the election. However, it should be noted that the Series E Convertible Preferred Stock has voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Convertible Preferred Stock will always have 2/3rds of the voting power of the Company. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

S-7

If the Company is liquidated or dissolved, the holders of common stock are entitled to receive a proportionate share of the net assets of the Company that are available for distribution to shareholders after the payment of all debts and other liabilities of the Company and subject to the senior rights of the holders of Series F Convertible Preferred Stock and Series G Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See “—Preferred Stock” below.

Nevada Law

Nevada law contains provisions that govern an “acquisition of controlling interest” in a Nevada corporation. The control share provisions generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore those voting rights in whole or in part. However, the Company’s securities are not subject to these control share provisions because the Company’s articles of incorporation, as permitted by Nevada law, specifically exempt the Company from the control share provisions.

In addition, Nevada law contains a provision that prevents an “ “interested stockholder” and a resident domestic Nevada corporation from entering into a business “combination,” unless certain conditions are met. Nevertheless, the Company’s articles of incorporation, as permitted by Nevada law, specifically exempt the Company from these “interested stockholder” provisions.

Preferred Stock

The Company currently has three series of preferred stock, none of which have voting rights on any matters other than those directly affecting the respective series:

Series E Convertible Preferred Stock: There are 4,350,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) authorized, with 3,350,000 shares issued and outstanding. Despite its title, the Series E Preferred Shares have no conversion rights. Moreover, they have no dividend rights, no preemptive rights, no redemption rights, and no liquidation rights. As noted above, the Series E Preferred Shares hold voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Preferred Shares will always have 2/3rds of the voting power of the Company. The Series E Preferred Shares vote together with the common stock and not as a separate class. All of the Series E Preferred Shares are held by Steven Reinharz.

The Series E Preferred Shares must unanimously approve any changes to increase the authorized number of shares or the rights, preferences, and privileges of the Series E Preferred Shares. In addition, the Series E Preferred Shares must unanimously approve the following actions by the Company:

●	alteration of or change to the rights, preferences or privileges of any capital stock of the Company that would adversely affect the Series E Preferred Shares;
●	create or designate any series or class of shares;
●	issue any shares of any series of preferred stock;
●	increase the authorized number of shares of any series or class of the Company’s stock;
●	amend, repeal or modify the Bylaws of the Company;

S-8

●	sell or otherwise dispose of any of the assets of the Company not in the ordinary course of business;
●	elect members of the Board of Directors;
●	incur debt not in the ordinary course of business; or
●	effect or undergo any change of control of the Company.

Series F Convertible Preferred Stock: There are 4,350 shares of Series F Convertible Preferred Stock (“Series F Preferred Shares”) authorized, of which 2,532 Shares are issued and outstanding. The Series F Preferred Shares have no dividend rights, no preemptive rights, and, unless and until they are converted into common stock, no voting rights (other than as to changes to any class or series of the Company’s capital stock that could adversely affect the Series F Preferred Shares or as required by Nevada law). The Series F Preferred Shares have liquidation rights senior to those of the common stock, the Series E Preferred Shares and Series G Preferred Shares. Steven Reinharz owns 2,450 Series F Preferred Shares, and the remaining 82 Series F Preferred Shares are held by two other persons who are not employed by the Company. The Company has also issued a “Warrant to Purchase Stock,” which gave the holder of the Warrant the right to purchase 367 Series F Preferred Shares at any time. After prior exercises, the holder then held the right to purchase 329 Series F Preferred Shares. The same holder now has an additional 306 warrants and, thus, holds a total of 635 warrants. Each warrant entitles the holder to convert to a single Series F Preferred Share.

After August 23, 2023, each holder of Series F Preferred Shares has the right to convert all, but not less than all, of the holder’s Series F Preferred Shares into shares of common stock that would be a multiple of the number of then-outstanding shares of common stock. At that time, there would be a substantial dilution of our common stock.

Series G Preferred Stock: There are 100,000 shares of Series G Preferred Stock (“Series G Preferred Shares”) authorized. Although no Series G Preferred Shares are outstanding, 1,500 Series G Preferred Shares were issued during the fiscal year ended February 28, 2022. Those shares have been redeemed and are no longer outstanding. The Series G Preferred Shares have no dividend rights, no voting rights, and no preemptive rights. The Series G shares have liquidation rights senior to those of the common stock but junior to those of the Series F Preferred Shares. At any time, the Company may, at its option, redeem any or all of the outstanding Series G Preferred Shares at $1,000 per share.

USE OF PROCEEDS

The Company will retain broad discretion over the use of the net proceeds from the sale of the shares of common stock offered by this prospectus supplement. We currently intend to use the net proceeds from the sale for working capital, capital expenditures and general corporate purposes, which may include one or more of the following uses:

●	Payment of debt to contribute to an improvement in the Company’s balance sheet as we seek to remove the necessity for the “going concern” footnote in our financial statements and remove the auditors’ “going concern” explanatory paragraph in their opinion on our financial statements;

●	Expansion of the Company’s electrical engineering development, software development, and hardware development teams to facilitate our plans to design purpose-built PCB boards for all RAD I devices, to create software and intellectual property for navigation and perception functions, and to support the evolution of ROAMEO into version 3.0 and the creation of other forms that are ground- and air-based;

●	Expansion of the Company’s sales and marketing efforts by our go-to-market and support teams as the Company explores the possibility of creating an “Autonomous Remote Services” industry;

●	Investment in the Company’s Michigan production facility and its Waterloo research and development facility to accommodate our growing business, and the possible acquisition of research and development space for the Company’s Vancouver-based development team; and

●	Investment in or acquisition of businesses or technologies that we believe are complementary to our business, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

S-9

DILUTION

Dilution represents the difference between the price at which a share of the Company’s common stock is being offered and the net tangible book value per share of that common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the common stock being offered. Dilution of the value of the shares of common stock that you purchase is also a result of the lower book value of the shares of common stock held by our existing shareholders.

The net tangible book value (deficit) of our common stock as of August 31, 2022 was approximately $(28.72) million, or approximately $(0.006) per share of common stock.

After giving effect to the sale of our common stock in the aggregate amount of $10.00 million at an assumed offering price of $0.01 per share, the last reported sale price of our common stock on the Over-The-Counter Market (OTC) on November 29, 2022, and after deducting offering commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of August 31, 2022 would have been approximately $(18.72) million, or ($0.003) per share of common stock. This represents an immediate increase in net tangible book value (deficit) of $0.003 per share to our existing stockholders and an immediate dilution in net tangible book value (deficit) of $0.007 per share to new investors in this offering at the assumed public offering price.

The following table illustrates this calculation on a per share basis based on the range of prices per share of common stock we expect to receive from the Investors:

Scenario #1: ($0.01 per share received)
Assumed public offering price per share		$0.01
Shares issued		1,125,000,000
Net tangible book value (deficit) per share as of August 31, 2022	$(0.006)
Increase in net tangible book value (deficit) per share attributable to the offering	$0.003

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$(0.003)

Scenario #2: ($0.03 per share received)
Assumed public offering price per share		$0.03
Shares issued		375,000,000
Net tangible book value (deficit) per share as of August 31, 2022	$(0.006)
Increase in net tangible book value (deficit) per share attributable to the offering	$0.003

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$(0.003)

Scenario #3: ($0.05 per share received)
Assumed public offering price per share		$0.05
Shares issued		225,000,000
Net tangible book value (deficit) per share as of August 31, 2022	$(0.006)
Increase in net tangible book value (deficit) per share attributable to the offering	$0.002

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$(0.004)

Scenario #4: ($0.10 per share received)
Assumed public offering price per share		$0.10
Shares issued		112,500,000
Net tangible book value (deficit) per share as of August 31, 2022	$(0.006)
Increase in net tangible book value (deficit) per share attributable to the offering	$0.002

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$(0.004)

Scenario #5: ($0.001 per share received)
Assumed public offering price per share		$0.001
Shares issued		11,250,000,000
Net tangible book value (deficit) per share as of August 31, 2022	$(0.006)
Increase in net tangible book value (deficit) per share attributable to the offering	$0.005

As adjusted net tangible book value (deficit) per share after giving effect to the offering		$(0.001)

S-10

If you are investing in the shares expecting to own a certain percentage of the Company or expecting each share of common stock to hold a certain amount of value, you should realize that the value of a share of common stock can decrease by actions taken by the Company. If the Company issues additional capital stock, the shares of common stock sold by this prospectus supplement will represent a smaller percentage of the Company’s total outstanding capital. An increase in the amount of capital stock could result from the issuance of additional common stock, additional shares of Series F Convertible Preferred Stock, or one or more additional series of preferred stock. If that occurs, the Company’s value may have increased but a holder of shares of common stock would own a smaller piece of the Company. This would result in a purchaser of common stock in this offering experiencing value dilution, with each share of common stock being worth less than its value before the additional capital stock was issued, and control dilution, with the total percentage of the Company that a shareholder owns being lower than the percentage before the additional capital stock was issued.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus cover the offer and sale of up to ten million dollars ($10,000,000) of shares of the Company’s common stock that we may sell from time to time in our sole discretion to GHS. The terms and conditions of these offers and sales are described in the section entitled “Purchase Agreement with GHS” and are based on the provisions of the GHS Purchase Agreement (with a term ending on December 5, 2024).

We estimate the Company’s total sales expenses for this offering, assuming that we sell the maximum offering of $10 million dollars in shares of the Company’s common stock, will be $250,000.

Because GHS may be considered an underwriter with respect to this offering, it will acquire the securities for its own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

The common stock will be listed on the Over-the-Counter (OTC) Market Pink Sheets under the symbol “AITX.” To facilitate the offering of the common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

This offering will end on the date that the $10,000,000 in shares of the Company’s common stock offered by this prospectus supplement have been sold or such earlier date that the Company, in its sole discretion, terminates the offering.

S-11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference into this prospectus supplement and the accompanying prospectus the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference:

●	Our Annual Report on Form 10-K for the year ended February 28, 2022, filed on May 27, 2022, as amended by the Form 10-K/A filed on May 31, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2022, filed on July 12, 2022;

●	Our Current Report on Form 8-K, filed on August 16, 2022; and

●	Our Quarterly Report on Form 10-Q for the quarter ended August 31, 2022, filed on October 21, 2022.

In addition, we also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on that form which are related to those items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of our common stock to which this prospectus supplement and the accompanying prospectus relate, except for any document or portion of such document deemed to be “furnished” and not filed in accordance with SEC rules.

The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these filings without charge by contacting Artificial Intelligence Technology Solutions Inc., Attention: Investor Relations, at 10800 Galaxie Avenue. Ferndale, Michigan 48220, telephone: (877) 787-6268.

Information that we file later with the SEC and that is incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus as if that information were included in this prospectus supplement and the accompanying prospectus. That information will become part of this prospectus supplement and the accompanying prospectus from the date the information is filed with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file periodic reports, proxy statements and other information with the SEC. You can obtain these reports, proxy statements and other information that we file electronically with the SEC on the SEC’s website at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports that are filed or furnished pursuant to Section 13 of the Exchange Act are available on our website at www.aitx.ai, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus, except to the extent filed with the SEC and specifically incorporated into this prospectus by reference.

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information presented in the registration statement and its exhibits in accordance with SEC rules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents and are not intended to be comprehensive. For a complete description of the content of the documents, you should obtain copies of the full document.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement and accompanying prospectus will be passed upon by Weintraub Law Group PC, San Diego, California.

EXPERTS

The consolidated financial statements of Artificial Intelligence Technology Solutions Inc., a Nevada corporation (the “Company”), as of February 28, 2022 and February 28, 2021, and for the two years then ended have been incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 2 to the consolidated financial statements.

S-12

PROSPECTUS

$30,000,000

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

Common Stock

Warrants

Units

Artificial Intelligence Technology Solutions Inc., a Nevada corporation (“AITX” or the “Company”), may offer and sell securities from time to time in one or more offerings of up to $30,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the related prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is currently quoted on the OTC Markets Pink under the symbol “AITX.” On September 10, 2021, the closing price of the common stock as reported was $0.0394 per share.

PLEASE REVIEW “RISK FACTORS” ON PAGES 2 THROUGH 9 BEFORE PURCHASING SHARES OF THE COMMON STOCK OF THE COMPANY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 28, 2021, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MAY 31, 2021, AND IN OUR PERIODIC AND CURRENT REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AFTER THE DATE OF THIS PROSPECTUS, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Our independent registered public accounting firm has included a “going concern” paragraph in the notes to our condensed consolidated financial statements.

The date of this Prospectus is September 10, 2021

i

SUMMARY

Shelf Registration

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $30,000,000. The securities may be shares of common stock, warrants to purchase common stock, and units consisting of common stock and warrants. We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. You should also read the information discussed under “Risk Factors,” which describes the risks of investing in our securities.

Neither we, nor any agent, underwriter or dealer have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus to which we have referred you. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Background of the Company

On February 17, 2015, On the Move Systems Corp., a Florida corporation, merged into its Nevada affiliate, On the Move Systems Corp., which had been incorporated in Nevada on September 8, 2014 (“OMVS”). In 2016, Steven Reinharz founded Robotic Assistance Devices, Inc. (“RAD I”) and incorporated it in Nevada on July 26, 2016. On August 28, 2017, OMVS acquired from Mr. Reinharz all of the ownership and equity interests in RAD I (the “Acquisition”). Before the Acquisition, OMVS’s business focus was on providing transportation services, while RAD I’s focus was on exploring the on-demand logistics market by developing a network of logistics partnerships. After the Acquisition, OMVS shifted its business focus to align with RAD I’s mission. On August 24, 2018, OMVS changed its name to Artificial Intelligence Technology Solutions Inc. (“AITX” or the “Company”).

Since the Acquisition, AITX’s business focus has been on pursuing the delivery of artificial intelligence (“AI”) and robotic solutions for operational, security, and monitoring needs. More specifically, the Company is focused on applying advanced AI-driven technologies, paired with multi-use hardware and supported by custom software and cloud services, to intelligently automate and integrate a variety of high-frequency security, concierge, and operational tasks.

AITX’s solutions target the security and facility management markets.

1

Current Structure of the Company

AITX operates through three subsidiary companies:

Robotic Assistance Devices, Inc. (“RAD I”) is currently the Company’s major operating subsidiary. RAD I holds the dealer and end-user contracts, employs all United States employees, operates the Company’s California and Michigan facilities, and is the primary industry-facing entity of AITX. RAD I owns all intellectual property related to the Company’s products/systems RADSoC™, RAD Mobile SOC™, RADGuard™, and their core operating architecture. In addition, RAD I owns everything related to AITX’s line of stationary devices and the manufacturing of those devices. RAD I also implements and services the devices.

Robotic Assistance Devices Group, Inc. (“RAD G”) is a Company subsidiary that was created for the purposes of conducting expected future sales through a channel that is both incompatible and non-competitive with RAD I’s existing channel. RAD G is focused on the development of advanced software and electronics solutions and is working towards a goal of introducing a solution to the marketplace by the end of 2021. The Company expects that this first RAD G solution, which will be software-only, will be marketed through RAD I. Additional solutions under development are likely to have a direct go-to-market strategy that complements RAD I’s strategy. Development efforts by RAD G are highly confidential and will remain so until the solutions are ready to be launched.

Robotic Assistance Devices Mobile, Inc. (“RAD M”) is a Company subsidiary that was created for the purposes of future developments, partnerships, and marketing in which the Company may engage in the future. RAD M is focused on the development of autonomous mobile devices, both ground-based and airborne. RAD M’s first solution, the ROAMEO™ unmanned ground vehicle, incorporates RAD M technologies related to the development of custom chassis, drive train, power management, perception, and prediction. ROAMEO features technology from RAD I to perform its functions. The Company believes that ROAMEO will bring the first outdoor, rugged, commercial security and facility robot to market. This mobile solution will complement the Company’s stationary systems. ROAMEO is manufactured, implemented, and maintained by RAD I. ROAMEO began serial production in August 2021. RAD M expects to continue developing additional mobility solutions that will be marketed through RAD I.

Unless the context indicates otherwise, as used in this prospectus, references to “we,” “us,” “our,” “the Company” and “AITX” refer to Artificial Intelligence Technology Solutions Inc, and its subsidiaries.

Information about the Company

The Company’s principal executive offices and its manufacturing facility are located at 10800 Galaxie Avenue, Ferndale, Michigan 48220, telephone number is (877) 787-6268. Our website is www.aitx.ai. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. We also maintain offices and a small manufacturing/assembly facility in Irvine, California.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described below could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, and results of operations. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

2

Risks Related to Our Industry and Our Company

Our business is at an early stage, and we have not yet generated any profits.

RAD I, the Company’s primary operating subsidiary, was formed in 2016 and made its first sale in 2016. Accordingly, the Company has a limited operating history upon which to evaluate its performance and prospects. Our current and proposed operations are subject to all the business risks associated with young enterprises. These include likely fluctuations in operating results as the Company makes significant investments in research, development and product opportunities, and reacts to developments in its market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate enough revenue to be profitable in the next three years or at all, which could lead to a loss of part or all of an investment in the Company.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements incorporated by reference into the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Our financial results will fluctuate in the future, which makes them difficult to predict.

The Company’s financial results may fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast future results. As a result, you should not rely upon the Company’s past financial results as indicators of future performance. In addition, you should take into account the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including, but not limited to the following:

●	our ability to maintain and grow our client base;
●	clients suffering downturns, financial instability or becoming subject to mergers or acquisitions;
●	the Company’s ability to develop and introduce new products and the ability of our competitors to do the same;
●	the Company’s ability to maintain gross margins and operating margins;
●	increases in marketing, sales, service and other operating expenses incurred in expanding our operations and remaining competitive;
●	changes affecting our suppliers and other third-party service providers;
●	adverse litigation judgments, settlements, or other litigation-related costs; and
●	changes in business or macroeconomic conditions, including regulatory changes.

We have a limited number of deployments and our success depends on an unproven market.

The market for advanced physical security technology is relatively new and unproven and is subject to a number of risks and uncertainties. In order to grow our business and extend our market position, we will need to place into service additional robots, expand our service offerings, and expand our presence. Our ability to expand the market for our products depends on a number of factors, including the cost, performance and perceived value associated with our products and services. Furthermore, the public’s perception of the use of robots to perform tasks traditionally reserved for humans may negatively affect demand for our products and services. Ultimately, our success will depend largely on our customers’ acceptance that security services can be performed more efficiently and cost effectively through the use of our robots and ancillary services, of which there can be no assurance.

3

We cannot assure you that we can effectively manage our growth.

The Company expects to continue hiring additional employees. The growth and expansion of our business and products create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As the Company continues to grow, our information technology systems, internal management processes, internal controls and procedures and production processes may not be adequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we continue to grow, and implement more complex organizational and management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our business performance.

Our costs may grow more quickly than our revenues, harming our business and profitability.

We expect our expenses to continue to increase in the future as we expand our product offerings, expand production capabilities and hire additional employees. We expect to continue to incur increasing costs, in particular for working capital to purchase inventory, marketing and product deployments as well as costs associated with customer support in the field. Our expenses may be greater than we anticipate which would have a negative impact on our financial position, assets and ability to invest further in the growth and expansion of our business.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

The Company currently depends on the continued services and performance of key members of the management team, in particular, founder and Chief Executive Officer, Steven Reinharz, Chief Financial Officer, Anthony Brenz, and RAD I Chief Executive Officer, Mark Folmer. While we currently have employment agreements with Mr. Reinharz and Mr. Brenz, we do not have any employment agreements in place with our other officers. If we cannot call upon Mr. Reinharz, Mr. Brenz or Mr. Folmer or other key management personnel for any reason, our operations and development could be harmed. The Company has not yet developed a succession plan. Furthermore, as the Company grows, it will be required to hire and attract additional qualified professionals such as accounting, legal, finance, production, service and engineering experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

Because the Company’s Board of Directors does not currently have an audit committee, compensation committee or any other form of corporate governance committee, shareholders will have to rely on our only director, who is not independent, to perform these functions.

We do not have an audit committee, compensation committee or any form of corporate governance committees that includes any independent members. Instead, the Board of Directors performs these functions as a whole. As a result, the Company does not receive the independent advice of other persons.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.

The Company relies and expects to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. As of the date of this report, there are no patents filed on behalf of the Company. The Company plans to file various applications in the United States for protection of certain aspects of its intellectual property. However, third parties may knowingly or unknowingly infringe our proprietary rights, may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we intend to operate in the future. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we plan to take measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to those offered through RAD I and compete with our business. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have a material adverse effect on our business and financial results.

4

Economic factors generally may negatively affect our operations.

The Company is subject to the general risks of the marketplace in which the Company does business. Moreover, the results of operations of the Company will depend on a number of factors over which the Company will have no control, including changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services, and changes in tax and governmental regulations that may affect demand for such products and services. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect industrial and consumer spending could have a material adverse effect on the Company’s business. For these and other reasons, no assurance of profitable operations can be given.

The currently evolving situation related to the COVID-19 pandemic could adversely affect the Company’s business, financial condition and results of operations.

The ongoing COVID-19 pandemic, including the emergence of variants for which vaccines may not be effective, may continue to negatively affect our business by causing or contributing to, among other things:

●	Higher shipping costs and longer shipping times, especially for shipments from China and Europe;
●	Limited access to parts needed for our products due to the ongoing issues with global chip supply, which may affect our ability to meet our production goals;
●	Higher labor costs due to a diminished supply of potential employees and higher employee recruitment and retention costs; and
●	Disruptions in production due to employees becoming ill from Covid.

The extent of COVID-19’s effect on our operational and financial performance in the future will depend on future developments, including the duration, spread and intensity of the pandemic, our continued ability to manufacture and distribute our products, any future government actions affecting consumers and the economy generally, changing economic conditions and any resulting inflationary impacts, as well as timing and effectiveness of global vaccines, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. Although the potential effects that COVID-19 may continue to have on the Company are not clear, these effects could materially adversely affect the Company’s business, financial condition and results of operations.

Our business is subject to data security risks, including security breaches.

Our products employ technologies that are subject to various data security risks including security breaches and hacking, and we cannot guarantee that our products may not be negatively affected by these risks causing them to suffer damages. We use wireless data carrier providers to transmit data and information of all kinds, and those wireless providers may suffer security breaches that releases confidential information of the Company. Any occurrence of the foregoing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition and results of operations.

Our business success depends on large part on the success of our efforts to lease our products through dealerships.

Although the Company engages in some direct sales to potential customers, the Company’s primary focus is on leasing its robots to end-users through dealers that market to firms providing security guard and integrated security services. The Company believes that the Company’s model based on partnerships with these dealers is valuable and currently has such partnerships with over twenty dealers, with plans to sign on additional dealers. However, there can be no assurance that the Company can successfully secure agreements with dealerships for the use of our products, which could materially impair our sales, financial condition and business prospects.

5

We currently face some competition and may face additional competition in the future; if we are not able to compete effectively, our business prospects and operations would be harmed.

RAD I’s re-entry into the mobile security robotics market presents the Company with two potential competitors. Knightscope, Inc., states that it has available one outdoor security robot called the ‘K5’ and has another outdoor robotic device under development, the ‘K9’. Cobalt Robotics Inc., offers an indoor robotic device that is designed to perform various security functions. Although either or both of these companies may create direct competition to RAD I’s products, neither of these companies has a mobile robot that performs the breadth of duties that can be performed by ROAMEO.. We are also aware of other companies that are already active in our industry and other companies that are developing physical security technology in the U.S. and abroad that may potentially compete with our technology and services. These, or additional new, competitors may have more resources than does the Company or may be better capitalized, which may give them a significant advantage because they may be able to offer better pricing, survive an economic downturn or reach profitability as compared with the Company. We cannot guarantee that we will be able to compete successfully against existing or emerging competitors. In addition, existing private security firms may also compete on price by lowering their operating costs, developing new business models or providing other incentives. We cannot give any assurance that we can adequately compete with existing or new competitors, and additional attempts to compete could lead us to expend additional funds toward our marketing efforts and further adversely affect our business operations.

Our ability to operate and collect digital information on behalf of our clients is dependent on the privacy laws of jurisdictions in which our machines operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets.

Our robots collect, store and analyze certain types of personal or identifying information regarding individuals that interact with the machines. While we maintain stringent data security procedures, the regulatory framework for privacy and security issues is rapidly evolving worldwide and is likely to remain uncertain for the foreseeable future. Federal and state government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting data privacy, which in turn affect the breadth and type of features that we can offer to our clients. In addition, our clients have separate internal policies, procedures and controls regarding privacy and data security with which we may be required to comply. Because the interpretation and application of many privacy and data protection laws are uncertain, it is possible that these laws may be interpreted or applied in a manner that is inconsistent with our current data management practices or the features of our products. If so, in addition to the possibility of fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on our business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations, and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of our products, particularly in certain industries and foreign countries. If we are not able to adjust to changing laws and regulations, our business may be harmed.

Our success depends on the growth of our industry, most specifically on the growing adoption and use of physical security technology in general and the adoption and use of our products.

The market for the Company’s products and for physical security technology in general is relatively new and unproven and is subject to many risks and uncertainties. Our ability to gain growing market acceptance and adoption of our products depends on the market’s acceptance of physical security technology in general. If we are unable to increase acceptance of our products, and if the market for physical security technology generally does not develop as we hope, we will not be able to sell our products, which would adversely affect our financial performance.

6

Risks Related to our Securities

An investment in our securities is extremely speculative, and there can be no assurance of any return on the investment.

An investment in our securities is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment in our securities. For example, the market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Our common stock shareholders do not have voting control over the Company due to the rights granted to holders of the Company’s Series E Convertible Preferred Stock.

Steven Reinharz, the Company’s President and Chief Executive Officer, is currently the holder of all 3,350,000 shares of our Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock holds 2/3rds of the voting power of all shareholders at any time that corporate action requires a vote of shareholders. As a result, holders of common stock do not have voting control over the Company.

Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or(ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospectus in comparison with other public companies.

To fund its operations, the Company may conduct further offerings in the future, in which case our common stock will be diluted.

To fund its business operations, the Company anticipates continuing to rely on sales of its securities, which may include common stock, preferred stock, convertible debt and/or warrants convertible or exercisable into shares of common stock. Common stock may be issued in return for additional funds or upon conversion or exercise of outstanding convertible debentures or warrants. If additional common stock is issued, the price per share of the common stock could be lower than the price paid by existing holders of common stock, and the percentage interest in the Company of those shareholders will be lower. This result is referred to as “dilution,” which could result in a reduction in the per share value of your shares of common stock. The Company’s failure or inability to raise capital when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The Company may utilize debt financing to fund its operations.

If the Company undertakes debt financing to fund its operations, the financing may involve significant restrictive covenants. In addition, there can be no assurance that such financing will be available on terms satisfactory to the Company, if at all. The Company’s failure or inability to obtain financing when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

7

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of shares of our common stock may prevent shareholders from being able to sell shares of common stock at prices equal to or greater than their purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including

●	our operating and financial performance and prospects;
●	our quarterly or annual earning or those of other companies in the same industry;
●	sales of our common stock by management of the Company;
●	public reaction to our press releases, public announcements and filing with the SEC;
●	changes in earnings estimates or recommendations by research analysts who track the Company’s common stock or the stock of other companies in the same industry;
●	strategic actions by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles; and
●	changes in general economic conditions in the U.S. and in global economies and financial markets, including changes resulting from war or terrorist incidents.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a substantial impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. As a result, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

Because we are a small company with a limited operating history, holders of common stock may find it difficult to sell their stock in the public markets.

The number of persons interested in purchasing our common stock at any given time may be relatively small. This situation is attributable to a number of factors. One factor is that we are a small company that is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume. Another factor is that, even if the Company came to the attention of these persons, they tend to be risk-averse and would likely be reluctant to follow an unproven company such as ours. Furthermore, many brokerage firms may not be willing to effect transactions in our securities, including our common stock. As a consequence, there may be periods when trading activity in our common stock is minimal or even non-existent, as compared to trading activity in the securities of a seasoned issuer with a large and steady volume of trading activity. We cannot give you any assurance that an active public trading market for our common stock or other securities will develop or be sustained, or that, if developed, the trading levels will be sustained.

Our shares of common stock are subject to the SEC’s “penny stock” rules that limit trading activity in the market, which may make it more difficult for holders of common stock to sell their shares.

Penny stocks are generally defined as equity securities with a price of less than $5.00. Because our common stock trades at less than $5.00 per share, we are subject to the SEC’s penny stock rules that require a broker-dealer to deliver extensive disclosure to its customers before executing trades in penny stocks not otherwise exempt from the rules. The broker-dealer must also provide its customers with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, and provide monthly account statements showing the market value of each penny stock held by the customer. Under the penny stock regulations, unless the broker-dealer is otherwise exempt, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction before the sale. As a general rule, an individual with a net worth over $1,000,000 or an annual income over $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. The additional burdens from the penny stock requirements may deter broker-dealers from effecting transactions in our securities, which could limit the liquidity and market price of shares of our common stock. These disclosure requirements may reduce the trading activity of our common stock, which may make it more difficult for shareholders of our common stock to resell their securities.

8

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of common stock and may have an adverse effect on the market for our securities.

The Company does not anticipate paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. The Company’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Company pays dividends, which it may never do, the holders of shares of common stock will not receive a return on those shares unless they are able to sell those shares at the desired price, if at all, of which there can be no assurance. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which holders purchased their common stock.

We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, including costs associated with applicable corporate governance requirements such as those required by the Sarbanes-Oxley Act of 2002, and with other rules issued or implemented by the SEC. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative of or other variation on these words or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth in the “Risk Factors” section below.

9

Some of the factors that could cause actual results to differ from our expectations are:

●	the early state of the Company’s development;

●	the Company’s ability to continue as a going concern;

●	the Company’s ability to compete in an unproven market;

●	resistance by potential customers to new technologies;

●	performance issues with the Company’s products;

●	uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies;

●	reliance on key personnel;

●	introduction of competing products by other companies;

●	inflation and other changes in economic conditions, including changes in the financial markets;

●	security breaches and other system disruptions;

●	legislative and regulatory developments, especially in the gathering and use of information about private citizens;

●	weather conditions and natural disasters (including, but not limited to, the severity and frequency of storms, hurricanes, tornados and hail); and

●	acts of war and terrorist activities, among other man-made disasters.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus and in the information incorporated by reference are made only as of the date of this prospectus. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake and specifically decline any obligation to update or revise any forward-looking statements in this prospectus after we distribute this prospectus, or publicly announce the results of any revisions to any such statements to reflect future events or developments, whether as a result of any new information, future events or otherwise.

MANAGEMENT OF THE COMPANY

The Company currently has three executive officers:

Steven Reinharz. Mr. Reinharz, 48, founded RAD I in 2016 and continuously employed by RAD I and its affiliated companies since that time. He became the Chief Executive Officer of the Company, Chief Financial Officer and Secretary of the Company on March 2, 2021 when Garett Parsons resigned from those roles. Mr. Reinharz also became a member of the Board of Directors on that date. Mr. Reinharz resigned as Chief Financial Officer of the Company in June 2021 when Anthony Brenz was named to that position, and as Secretary of the Company in August 2021 when Mr. Brenz assumed that position. Mr. Reinharz became the sole member of the Board of Directors on June 22, 2021 upon Mr. Parsons’s resignation as a director. Mr. Reinharz has extensive experience in robotics, security and artificial intelligence and ran his own security systems integration company from 1997 to 2004. He was later part of a team that sold a systems integration company to a global security firm and also held various other security industry roles. Mr. Reinharz is a member of the Security Industry Association (“SIA”) and is a contributor to and speaker at panels held by the SIA-sponsored International Security Conference (ISC) – East and – West conferences and by ASIS International. He is a native of Montreal and Toronto but has lived in Orange County, California since 1995. Mr. Reinharz earned a dual Bachelor of Science degree in Political Science and Commercial Studies.

10

Anthony Brenz. Mr. Brenz, 60, who had joined RAD I as its Chief Financial Officer in April 2021, became the Chief Financial Officer of the Company in June 2021 and the Secretary of the Company in August 2021. Before joining AITX, Mr. Brenz was the Vice President/Director of Finance for AirBoss Flexible Products Company in Auburn Hills, Michigan from 2018-2020, and the Chief Financial Officer and Vice President of Finance of Thomson Aerospace & Defense in Saginaw, Michigan from 2014-2018. Mr. Brenz, a resident of Michigan, is a Certified Public Accountant and earned a Bachelor of Accountancy degree from Walsh College of Business and Accountancy.

Mark Folmer. Mr. Folmer, 49, became the President of RAD I in July 2021. Mr. Folmer previously served as the Chief Operating Officer of RAD I from March 2021 to July 2021, and as the Vice President, Security of RAD I from July 2021 to March 2021. Before joining RAD I, Mr. Folmer was the Vice President, Security Industry, of TrackTik, a company based in Montreal, Quebec that offers mobile and web -based software designed for the security service industry from 2016-2020. In 2009, Mr. Folmer founded and continues to serve as the principal of FOLMSECUR in Montreal, Quebec, which provides clients in corporate, private and governmental sectors with physical security consulting services. Mr. Folmer, a resident of Montreal, received a Commerce Degree (DEC) from Marianopolis College, in Montreal, Quebec, and a BComm (HR Management and International Business) from Concordia University in Montreal, Quebec.

For further information regarding us and our financial information, you should refer to our filings with the SEC. See “Incorporation of Certain Documents by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file periodic reports, proxy statements and other information with the SEC. You can obtain these reports, proxy statements and other information that we file electronically with the SEC on the SEC’s website at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports that are filed or furnished pursuant to Section 13 of the Exchange Act are available on our website at www.aitx.ai, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus, except to the extent filed with the SEC and specifically incorporated into this prospectus by reference.

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information presented in the registration statement and its exhibits in accordance with SEC rules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents and are not intended to be comprehensive. For a complete description of the content of the documents, you should obtain copies of the full document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference the following:

●	Our Annual Report on Form 10-K for the year ended February 28, 2021, filed on June 1, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2021, filed on July 14, 2021; and

●	Our Current Reports on Form 8-K filed June 25, 2021 and August 24, 2021.

11

In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on that form which are related to those items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and before the effectiveness of the registration statement and (ii) following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed. These documents include annual and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

You may request, at no cost, a copy of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, by writing or calling us at the following address or telephone number: Artificial Intelligence Technology Solutions Inc., Attention: Investor Relations, at 10800 Galaxie Avenue. Ferndale, Michigan 48220, telephone: (877) 787-6268.

USE OF PROCEEDS

The Company will retain broad discretion over the use of the net proceeds from the sale of the securities. We currently intend to use the net proceeds for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s Articles of Incorporation, as amended, authorizes us to issue up to 5,000,000,000 shares of common stock, $0.00001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. There is only one class of common stock. There are three classes of preferred stock. See “—Preferred Stock,” below. Our board of directors may establish the rights and preferences of additional series of preferred stock from time to time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764, Phone: (303) 662-1112.

Common Stock

Rights of Shareholders

All shares of common stock offered by the Company will be fully paid and nonassessable upon issuance. Holders of our common stock are entitled to one vote per share of common stock on all matters submitted to a vote of shareholders. They do not have cumulative voting rights. Electing a director requires a plurality of the votes cast by shareholders that are entitled to vote in the election. However, it should be noted that the Series E Convertible Preferred Stock has voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Convertible Preferred Stock will always have 2/3rds of the voting power of the Company. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

If the Company is liquidated or dissolved, the holders of common stock are entitled to receive a proportionate share of the net assets of the Company that are available for distribution to shareholders after the payment of all debts and other liabilities of the Company and subject to the senior rights of the holders of Series F Convertible Preferred Stock and Series G Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See “—Preferred Stock” below.

12

Nevada Law

Nevada law contains provisions that govern an “acquisition of controlling interest” in a Nevada corporation. The control share provisions generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore those voting rights in whole or in part. However, the Company’s securities are not subject to these control share provisions because the Company’s articles of incorporation, as permitted by Nevada law, specifically exempt the Company from the control share provisions.

In addition, Nevada law contains a provision that prevents an “ “interested stockholder” and a resident domestic Nevada corporation from entering into a business “combination,” unless certain conditions are met. Nevertheless, the Company’s articles of incorporation, as permitted by Nevada law, specifically exempt the Company from these “interested stockholder” provisions.

Preferred Stock

The Company currently has three series of preferred stock, none of which have voting rights on any matters other than those directly affecting the respective series:

Series E Convertible Preferred Stock: There are 3,350,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Shares”) authorized, issued and outstanding. Despite its title, the Series E Preferred Shares have no conversion rights. Moreover, they have no dividend rights, no preemptive rights, no redemption rights, and no liquidation rights. As noted above, the Series E Preferred Shares hold voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Preferred Shares will always have 2/3rds of the voting power of the Company. The Series E Preferred Shares vote together with the common stock and not as a separate class. All of the Series E Preferred Shares are held by Steven Reinharz.

The Series E Preferred Shares must unanimously approve any changes to increase the authorized number of shares or the rights, preferences, and privileges of the Series E Preferred Shares. In addition, the Series E Preferred Shares must unanimously approve the following actions by the Company:

●	alteration of or change to the rights, preferences or privileges of any capital stock of the Company that would adversely affect the Series E Preferred Shares;
●	create or designate any series or class of shares;
●	issue any shares of any series of preferred stock;
●	increase the authorized number of shares of any series or class of the Company’s stock;
●	amend, repeal or modify the Bylaws of the Company;
●	sell or otherwise dispose of any of the assets of the Company not in the ordinary course of business;
●	elect members of the Board of Directors;
●	incur debt not in the ordinary course of business; or
●	effect or undergo any change of control of the Company.

Series F Convertible Preferred Stock: There are 4,350 shares of Series F Convertible Preferred Stock (“Series F Preferred Shares”) authorized, of which 2,532 Shares are issued and outstanding. The Series F Preferred Shares have no dividend rights, no preemptive rights, and, unless and until they are converted into common stock, no voting rights (other than as to changes to any class or series of the Company’s capital stock that could adversely affect the Series F Preferred Shares or as required by Nevada law). The Series F Preferred Shares have liquidation rights senior to those of the common stock, the Series E Preferred Shares and Series G Preferred Shares. Steven Reinharz owns 2,450 Series F Preferred Shares, and the remaining 82 Series F Preferred Shares are held by two other persons who are not employed by the Company. The Company has also issued a “Warrant to Purchase Stock,” which gave the holder of the Warrant the right to purchase 367 Series F Preferred Shares at any time. After prior exercises, the holder currently holds the right to purchase 329 Series F Preferred Shares.

13

After August 23, 2023, each holder of Series F Preferred Shares has the right to convert all, but not less than all, of the holder’s Series F Preferred Shares into shares of common stock that would be a multiple of the number of then-outstanding shares of common stock. At that time, there would be a substantial dilution of our common stock.

Series G Preferred Stock: There are 100,000 shares of Series G Preferred Stock (“Series G Preferred Shares”) authorized but no shares have been issued. The Series G Preferred Shares have no dividend rights, no voting rights, and no preemptive rights. The Series G shares have liquidation rights senior to those of the common stock but junior to those of the Series F Preferred Shares. At any time, the Company may, at its option, redeem any or all of the outstanding Series G Preferred Shares at $1,000 per share.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock. We may offer warrants separately or together with one or more additional warrants or common stock, as described in the related prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the common stock in the unit before the expiration date of the warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the related prospectus supplement and any related free writing prospectus as well as the complete warrant agreements and warranty certificates that contain the terms of the warrants. Each related prospectus supplement will describe the terms of any warrants being offered, including but not limited to the following:

●	the specific designation and total number of warrants and the offering price at which the warrants will be issued;

●	the date on which the right to exercise the warrants will begin and will end, or if the warrants are not continuously exercisable, the specific dates or periods in which you may exercise the warrants;

●	whether the warrants will be sold separately or with common stock as parts of units;

●	if the warrants are issued as part of a unit, the date, if any, on which the common stock will be separately transferable;

●	a description of the common stock purchasable upon exercise of the warrants;

●	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	any redemption or call provisions of the warrants;

●	if any, the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants;

●	information with respect to book-entry procedures, if any;

●	the identity of the warrant agent for the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants; and

●	any applicable material U.S. federal income tax consequences.

It should be noted that holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice of shareholders with respect to any meeting of shareholders on any matter; and

●	exercise any rights as shareholders of the Company.

14

DESCRIPTION OF UNITS

We may issue units consisting of common stock and warrants as described in the related prospectus supplement. We may issue units in one or more series, which will be described in the related prospectus supplement. The following description, together with the additional information included in any related prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions. We will file the form of each unit agreement relating to units offered under this prospectus as an exhibit to the registration statement of which this prospectus is a part or will incorporate the form of unit agreement by reference from another report that we file with the SEC. Each related prospectus supplement will describe the terms of any units being offered, including but not limited to the following:

●	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	any additional terms of the units;

●	any additional terms of the governing unit agreement, if applicable;

●	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or common stock; and

●	any applicable material U.S. federal income tax consequences.

PLAN OF DISTRIBUTION

We may sell securities directly to purchasers, through underwriters, dealers or agents, or through a combination of these methods of sale. We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the related prospectus supplement, on a firm commitment basis.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The securities may be distributed from time to time in one or more transactions at a fixed price, at a price that may be changed from time to time, at the market price prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the public offering price and the proceeds we will receive from the sale; the name of any selling agent or underwriters; any discounts or commissions to be allowed or re-allowed or paid to any agent, underwriter, or dealers; any discounts or commissions to be allowed or re-allowed or paid to any agent or underwriters; and all other items constituting underwriting or selling compensation.

15

If the Company uses any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

We may sell securities directly or through dealers or agents we designate from time to time. We will name any dealer or agent involved in the offering and sale of securities, and we will describe any commissions we will pay the dealer or agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We will disclose in the related prospectus supplement for an offering if any persons participating in the offering, in order to facilitate the offering of the offered securities, may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be named in the related prospectus supplement (or a post-effective amendment). In addition, we may otherwise lend or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and a related prospectus supplement. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the related prospectus supplement.

Any common stock offered under this prospectus will be listed on the Over-the-Counter (OTC) Market Pink Sheets under the symbol “AITX,” but any other securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon by Weintraub Law Group PC, San Diego, California.

16

EXPERTS

The consolidated financial statements of Artificial Intelligence Technology Solutions Inc., a Nevada corporation (the “Company”), as of February 28, 2021 and February 29, 2020, and for the two years then ended have been incorporated by reference into this prospectus from the Company’s Annual Report on Form 10-K upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 2 to the consolidated financial statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the provisions of the Company’s charter documents or bylaws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

17

Up to $10,000,000 Shares of Common Stock

ARTIFICIAL INTELLIGENCE

TECHNOLOGY SOLUTIONS

Prospectus Supplement

Dated December 6, 2022